                                                                     EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the registration statement of Commonwealth Telephone Enterprises, Inc. on Forms S-3 (File No. 333-59747) and S-8 (File Nos. 2-98306, 33-13066, 33-64677, 333-24609, 333-37953)
of our reports dated February 25, 1999, on our audits of the consolidated financial statements and financial statement schedules of Commonwealth Telephone Enterprises, Inc. and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which reports is included in the Annual Report on Form 10-K.

/s/PricewaterhouseCoopers

Philadelphia, Pennsylvania
March 24, 1999